Comstock Mining Announces Second Quarter 2019 Results;
Launches Mercury Remediation Business and Enhances Lucerne Sale

Virginia City, NV (August 15, 2019) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) today announced selected unaudited financial results for the fiscal quarter ended June 30, 2019.

Second Quarter 2019 Selected Strategic Highlights

•	Received $3.1 million in non-refundable cash deposits toward the Lucerne Sale;

•	Received $3.92 million in non-refundable stock payments toward the Lucerne Sale, valued at $5 million;

•	Amended the Lucerne sale agreement with Tonogold, ensuring a near-term, third quarter closing;

•	Completed corporate and legal realignment positioning future business growth;

•	Partnered and launched Mercury Clean Up LLC, a mercury remediation, clean technology growth venture;

•	Completed concurrent reclamation and reduced reclamation bond liabilities; and

•	Received a most favorable ruling associated with the Dayton Resource zoning.

Selected Financial Highlights for the six-months ended June 30, 2019

•	Total costs and expenses were $3.1 million for YTD Q2 2019, compared to $3.9 million for YTD Q2 2018, a reduction of $0.8 million or 20%, primarily from lower environmental and mining costs.

•	Net loss was $3.9 million, or ($0.05) loss per share for YTD Q2 2019, as compared to net loss of $4.9 million, or ($0.09) loss per share for YTD Q2 2018, primarily from the lower costs and expenses;

•
Net cash used in operations was $1.6 million for YTD Q2 2019, as compared to a net use of $2.2 million for YTD Q2 2018, primarily resulting from lower costs and expenses and lower working capital uses;

•	Net cash provided by investing activities was $1.9 million for YTD Q2 2019, with approximately $3.1 million provided by non-refundable deposits offset by $1.1 million used for property purchases;

•
Net cash used in financing was $0.6 million in YTD Q2 2019, primarily from $1.9 million in principal repayments of long-term debt, offset by $1.3 million in net cash proceeds from common stock issuances;

•
Common shares outstanding at June 30, 2019, and August 6, 2019, were 85,500,000 and 94,991,386 shares, respectively, with the latter including 4,500,000 shares for our investment in Mercury Clean Up LLC; and

•	Cash and cash equivalents at June 30, 2019, were $0.1 million, with an additional $1.1 million cash received on July 1, 2019, from the issuance of 1,274 shares of preferred stock.

Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “Our focus on realigning and transforming the Company and its balance sheet is finally coming to fruition. We have now received $3.4 million in non-refundable cash deposits and stock valued at $5 million for the Lucerne sale, launched a globally-focused mercury remediation business with world-class technology and experience and facilitated the formation of an opportunity zone fund that will monetize our assets and further fund these strategic ventures, all while continuing to lower our operating costs.”

Corporate Realignment
During the first quarter of 2019, the Company’s Board of Directors approved the sale of the Lucerne mine and a transformational strategy focused on high-value, high cash-generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, metals exploration, engineering, resource development, economic feasibility assessments, mineral production, metal processing and related supply chain acquisitions and ventures of environmentally-friendly, conservation-based, economically enhancing mining technologies and processes.

During the second quarter of 2019, the Company completed the realignment such that all of the Lucerne properties are now wholly owned or controlled by Comstock Mining LLC, the entity that Tonogold Resources Inc. (“Tonogold”) will acquire in purchasing the Lucerne properties. The Company also launched a new venture through Mercury Clean Up LLC, a globally-oriented, clean technology-based, mercury remediation business.

Comstock Corporate Realignment

Comstock Corporate Realignment Legend
Comstock Mining Inc. is the parent company that wholly owns the realigned subsidiaries.

1.	Comstock Processing LLC owns all of the processing facilities, the fully permitted and infrastructrured platform and additional lands.

2.	Comstock Exploration & Development LLC owns or controls the Lyon County mining claims (Dayton and Spring Valley).

3.	Mercury Clean Up LLC is a strategic investee of Comstock Processing LLC formed for global mercury remediation.

4.	Comstock Mercury Remediation LLC is the agreed upon but yet to be formed 50-50 joint venture of MCU.

5.	Comstock Northern Exploration LLC owns or controls the remaining Storey County mining claims located north of Lucerne.

6.
Comstock Mining LLC owns or controls all the Lucerne properties, including those contained in Northern Comstock Joint Venture (“NCJV”) and represent the entities that are being transferred and/or assigned to Tonogold.

7.
Comstock Industrial LLC and Downtown Silver Springs LLC own the Silver Springs properties (98-acre certified industrial park) and senior water rights and the (160-acre commercial development) that are being sold to the opportunity zone fund for over $10 million.

8.	Comstock Real Estate Inc. owns the Gold Hill Hotel and the Daney Ranch listed for sale for a combined $5 million.

Mercury Clean Up LLC and Comstock Mercury Remediation LLC
On June 21, 2019, Comstock entered into a definitive agreement with Mercury Clean Up LLC (“MCU”), in collaboration with Oro Industries Inc. (“Oro”), for the manufacture and global deployment of mercury remediation systems with proprietary mechanical, hydro, electro-chemical and oxidation processes to reclaim, treat and remediate mercury from tailings and industrial effluents derived from mining and other industrial applications. MCU has the exclusive worldwide rights to the proprietary mercury treatment system (the “Mercury Remediation System.”) MCU, in partnership with Comstock, will deploy that solution globally.
MCU will demonstrate the feasibility of the Mercury Remediation System within the historic, world-class, Comstock Lode mining district. Comstock will provide the platform for testing the Mercury Remediation System and MCU will conduct the initial trials starting with 2 tons per hour pilot operation that could scale up to 25 tons per hour and deliver the final feasibilities. Comstock and MCU would enable the 50-50 venture called Comstock Mercury Remediation LLC for pursuing these global business opportunities.

MCU has already engaged and scheduled meetings for this week with the Nevada Division of Environmental Protection and will work closely with our Nevada and U.S. regulators and under Comstock’s existing Mercury Sampling and Analysis Plan (SAP) and NDEP’s and the U.S. EPA’s Long Term Sampling And Response Plan (LTSRP). Oro has commenced manufacturing for the deployment of the 2-25 ton per hour mercury recovery plant coupled with a 200 gallon-per-minute dissolved air flotation water recycling treatment plant and field laboratory.

The entire system will be mounted on three separate trailers for mobility. Initial equipment setup will rest on the Company’s fully contained, double-lined processing facility. Comstock and MCU will work closely with the NDEP on all protocols, including test areas, documentation standards and routine, periodic reporting towards full technical and economic feasibility processes over the next 12 to 18 months.

Mr. De Gasperis stated, “Both parties have a proven track record of environmental excellence and mercury remediation as we solve a critical, global contamination problem. We have already been contacted with requests for mercury solutions and we are committed to safe, clean solutions for global jurisdictions and their miners.”

Lucerne Resource Area
On August 15, 2019, the Company amended the Tonogold agreement for the sale of its membership interest in Comstock Mining LLC, the entity that owns the Lucerne properties for $15 million (representing $11.5 million cash and $3.5 million in stock) plus the assumption of certain liabilities and a 1.5% NSR royalty on Lucerne. This amendment results in an additional non-refundable cash deposit of just under $0.9 million, bringing total pre-close cash deposits applicable to the purchase to over $4.4 million.

The amendment requires cash payments at closing of over $3.3 million, bringing the total cash payments to over $7.5 million, and allows Tonogold to receive a majority membership interest of 50.3% in Comstock Mining LLC. The remaining $4.0 million in cash owed represents a secured obligation with scheduled monthly payments of at least $500 thousand each, starting in November 2019, through May 2020, resulting in Tonogold’s 100% ownership.
The amendment requires an additional $0.6 million in Convertible Preferred Stock (CPS), due August 30, 2019.

The prior option agreement between Comstock and Tonogold was terminated as a result the new amendment. This will result in prior option payments of $2.2 million being recorded as income during the third quarter of 2019.

Dayton Resource Area
The Company recently announced the Third Judicial District Court of the State of Nevada ruled in favor of the Company and Lyon County on the one remaining Due Process rights claim associated with the Lyon County Board of Commissioners Master Plan amendment and zone change associated with the mineralized properties within the Company’s Dayton Resource Area, just south of the Company’s Lucerne properties and near Silver City, Nevada.

The Company is now advancing the Dayton Project to full feasibility assessment. The Company’s technical staff is currently compiling a detailed structural interpretation of the Dayton resource area, which will provide the framework for the new resource model. The detailed interpretation is leading to a list of highly prospective drill targets to further define and expand the mineral resource.

The Company also plans continuing its exploration activities southerly into Spring Valley with incremental exploration programs that include exploration and definition drilling of targets identified by geophysical surveys, surface mapping, prior drilling and deeper geological interpretations that will all lead to publishing an updated, NI 43-101 compliant, mineral resource estimate for the Dayton Project and the expanded exploration opportunities.

Asset Sales, Liquidity & Capital Resources
The Company had total assets of $34.2 million, total current assets of $11.7 million, current liabilities of $10.6 million and net current assets of $1.1 million, including cash and cash equivalents of $0.1 million at June 30, 2019. The Company received net proceeds of $1.1 million on July 1, 2019, from the issuance of preferred stock.

The Company’s current capital resources include cash equivalents and other working capital resources plus existing equity and debt facilities. These resources are in addition to planned non-mining asset sales with expected cash proceeds of over $15 million and the additional cash proceeds from the Tonogold transaction of over $8 million.

The Company also received $3.92 million in Tonogold CPS currently valued at approximately $5 million and is due an additional $580 thousand of CPS by August 30, 2019. The entire $4.5 million of the CPS is convertible May 22, 2020, at a conversion price representing the lowest of (1) the 20-day volume weighted closing price of Tonogold shares prior to conversion, (2) Tonogold’s most recent private placement or (3) Tonogold’s public offering price.

Tonogold expects to close by August 30, 2019, or extend until September 30, with another $250 thousand in CPS.

The Company’s outstanding common and preferred shares on August 6, were 94,991,386 and 1,000, respectively.

Reclamation
The Nevada Division of Environmental Protection’s (NDEP) Bureau of Mining Regulation and Reclamation (BMRR) approved a reduction in the Company’s Lucerne reclamation bonding requirement from several successful environmental reclamation and restoration efforts. Along State Route (SR) 342, just south of Gold Hill, Nevada, the Company also completed a variety of reclamation and/or environmental restorations, using progressive earthwork.

Mr. De Gasperis stated, “This restoration work was performed concurrently with mining from 2013 through 2015, and our reclamations were innovative, timely, efficient and especially effective for the regrading and revegetation efforts. The current reclamation obligation has been reduced down to $6.75 million from over $7.10 million.”

In 2015 and 2017, the Company received Nevada Excellence in Mine Reclamation Awards from a committee comprised of NDEP’s BMRR, Nevada Division of Minerals, Nevada Department of Wildlife, Bureau of Land

Management (BLM) Nevada, and the U.S. Forest Service. In 2018, the Company also received the U.S. Department of the Interior BLM’s Reclamation and Sustainable Mineral Development Award.

Outlook
The Company’s 2019 operating expenses were planned at $4.0 million, but effective June 1, 2019, approximately $2.2 million of that amount, prospectively, is being reimbursed under the existing Tonogold agreement to purchase Lucerne, resulting in more than $1 million in additional, annualized savings.

The Company’s second half 2019 plans include advancing the commercialization of certain mining and processing technologies that the Company has been collaborating on, with new partners such as MCU and Oro Industries Inc., and others, and includes reclamation and enhanced mineral recoveries that present nearer term revenue opportunities for us, potentially enhance the economic feasibilities of our existing properties and new global growth.

The Company expects to close on the sale of the Silver Springs properties during the fourth quarter of 2019, for total net proceeds of over $10 million, in addition to over $8 million in cash proceeds from the Tonogold sale.

The Dayton resource area will now be the Company’s top wholly-owned exploration and mine development target. The Company is developing a completely new geological interpretation that will be used for a new resource estimate. The new geological interpretation is also being used to design phased drilling programs in with high-potential for additional mineral resources. Multiple layout plans for the mine and corresponding processing facilities have been conceptually developed and located on lands 100% privately held by the Company, thus simplifying and shortening the critical permitting chain. The Company plans to issue a new, stand-alone Dayton resource technical report, followed by a preliminary economic assessment in the fourth quarter 2019.

The Company expects to announce progress on the MCU and other ventures, all designed for profitable revenue growth, during the third and fourth quarters of 2019. The ventures and our strategic partners will be showcased during our annual meeting, planned for October 31, 2019, at the Gold Hill Hotel in Gold Hill, Nevada.

Conference Call
The Company will host a conference call today, August 15, 2019, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  The dial-in telephone number for the live audio are as follows:
Toll Free: 1-800-263-0877
Conference ID: 1232689

The audio will be available, usually within 24 hours of the call, on the Company website:
ComstockMining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The near-term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans and developments that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the board of directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; including the nature and timing and accounting for restructuring charges, derivative liabilities and the impact thereof; contingencies; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities; including asset sales and the redemption of the debenture and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in this report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the following: adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; business opportunities that may be presented to, or pursued by, us; acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy the Debenture or any other securities of the Company.

Contact information:

Comstock Mining Inc.
P.O. Box 1118
Virginia City, NV 89440
ComstockMining.com

Corrado De Gasperis
Executive Chairman & CEO
Tel (775) 847-4755
degasperis@comstockmining.com

Zach Spencer
Director of External Relations
Tel (775) 847-5272 ext.151
questions@comstockmining.com